CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$705,000	$90.80

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933

Pricing Supplement dated August 1, 2014 (To the Prospectus dated July 19, 2013 and the Prospectus Supplement dated July 19, 2013)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-190038
$705,000 Notes Due August 19, 2015 Linked to an Equally Weighted Basket of 13 Equity Securities Global Medium-Term Notes, Series A
General
•
The Notes are designed for investors who seek a return based on the performance of an equally weighted basket of 13 equity securities over the term of the Notes, as reduced by the Adjustment Factor (as described herein).  Investors should be willing to forgo interest and dividend payments and, if the level of the Basket does not increase by at least approximately 1.19%, be willing to lose some or all of their investment at maturity.

•	Senior unsecured obligations of Barclays Bank PLC maturing August 19, 2015†
•	Minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof
•	The Notes priced on August 1, 2014 (the “Pricing Date”) and are expected to issue on or about August 6, 2014 (the “Issue Date”).
Key Terms	Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.
Issuer:	Barclays Bank PLC
Basket:
The Basket consists of 13 equity securities (each a “Basket Component” and collectively, the “Basket Components”).  The Bloomberg ticker symbol, Weighting and Initial Basket Component Value of each Basket Component are set forth under “The Basket” on page PS-3 of this pricing supplement.

Payment at Maturity:
You will receive a cash payment on the Maturity Date per $1,000 principal amount Note that will reflect the performance of the Basket, as reduced by the Adjustment Factor, calculated as follows:
$1,000 × (1+ Basket Return) × Adjustment Factor
If the Final Basket Level does not increase from the Initial Basket Level by at least approximately 1.19%, you will lose some or all of your investment at maturity. As a result of the Adjustment Factor, the return on the Notes will be less than the return of the Basket.
Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due.  In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

Basket Return:	Final Basket Level – Initial Basket Level Initial Basket Level
Adjustment Factor:	98.82%
Initial Basket Level:	Set equal to 100 on the Pricing Date
Final Basket Level:	The arithmetic average of the Basket Closing Levels on the Averaging Dates (rounded to two decimal places)
Basket Closing Level:
The Basket Closing Level on any Averaging Date will reflect the weighted returns of the Basket Components, calculated as follows:
100 × [1 + the aggregate sum, for all Basket Components, of
(Component Return of each such Basket Component on such Averaging Date × Weighting of such Basket Component)]

Component Return:
On any Averaging Date, the Component Return of each Basket Component will equal:
(Ending Basket Component Value on such Averaging Date – Initial Basket Component Value) / Initial Basket Component Value

Initial Basket Component Value:	The Initial Basket Component Value of each Basket Component equals the closing price of such Basket Component on the Pricing Date and is set forth under “Basket—Initial Basket Component Value” below.
Ending Basket Component Value:	On any Averaging Date, the Ending Basket Component Value of each Basket Component will equal the closing price of such Basket Component on such Averaging Date.
Averaging Dates†:	August 10, 2015, August 11, 2015, August 12, 2015, August 13, 2015 and August 14, 2015 (August 14, 2015, the “Final Valuation Date”)
Maturity Date†:	August 19, 2015
Calculation Agent:	Barclays Bank PLC
CUSIP/ISIN:	06741UGT5 / US06741UGT51
†
The Averaging Dates and the Maturity Date are subject to postponement.  See “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” in the prospectus supplement.  Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

	Initial Issue Price1	Price to Public2	Agent’s Commission	Proceeds to Barclays Bank PLC
Per Note	$1,000	100%	0.75%	99.25%
Total	$705,000.00	$705,000.00	$5,287.50	$699,712.50
1
Our estimated value of the Notes on the Pricing Date, based on our internal pricing models, is $976.60 per Note.  The estimated value is less than the initial issue price of the Notes.  See “Additional Information Regarding Our Estimated Value of the Notes” on page PS-31 of this pricing supplement.

2
The price to the public for any single purchase by an investor in certain trust accounts, who is not being charged the full selling concession or fee by other dealers of approximately 0.75%, is 99.25%.  The price to the public for all other purchases of Notes is 100%.

Investing in the Notes involves a number of risks.  See “Risk Factors” beginning on page S-6 of the prospectus supplement and “Selected Risk Considerations” beginning on page PS-6 of this pricing supplement.
We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.
The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Notes or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The Notes are not bank deposits and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan Placement Agent

Additional Terms Specific to the Notes

You should read this pricing supplement together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013 relating to our Global Medium-Term Notes, Series A, of which these Notes are a part.  This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

•	Prospectus supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

Our SEC file number is 1-10257.  As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

The Basket

The Bloomberg ticker symbol, Weighting and Initial Basket Component Value of each Basket Component are set forth in the table below.

Basket Component	Bloomberg Ticker Symbol	Weighting	Initial Basket Component Value
The Class A common stock of Twenty-First Century Fox, Inc.	FOXA<equity>	1/13	$31.94
The Class B common stock of Viacom Inc.	VIAB<equity>	1/13	$82.25
The Class A common stock of AMC Networks Inc.	AMCX<equity>	1/13	$59.22
The common shares of Lions Gate Entertainment Corp.	LGF<equity>	1/13	$30.70
The Class A common shares of Scripps Networks Interactive, Inc.	SNI<equity>	1/13	$82.99
The Class B common stock of CBS Corporation	CBS<equity>	1/13	$57.03
The Series A common stock of Discovery Communications, Inc.	DISCA<equity>	1/13	$83.33
The common stock of Time Warner Inc.	TWX<equity>	1/13	$83.80
The Class A common stock of DISH Network Corporation	DISH<equity>	1/13	$62.13
The Class C capital stock of Google Inc.	GOOG<equity>	1/13	$566.07
The common stock of Amazon.com, Inc.	AMZN<equity>	1/13	$307.06
The common stock of T-Mobile US, Inc.	TMUS<equity>	1/13	$33.42
The common stock of Verizon Communications Inc.	VZ<equity>	1/13	$49.83

What Is the Total Return on the Notes at Maturity, Assuming a Range of Performances for the Basket?

The following table and examples illustrate the hypothetical payment at maturity and the hypothetical total return on the Notes.  The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount Note to $1,000.  The table and examples set forth below reflect the Initial Basket Level of 100.00 and the Adjustment Factor of 98.82% and assume the Final Basket Levels set forth below.  The actual Final Basket Level will be the arithmetic average of the Basket Closing Levels on the Averaging Dates.  Each hypothetical payment at maturity or total return set forth below is for illustrative purposes only and may not be the actual payment at maturity or total return applicable to a purchaser of the Notes.  The numbers appearing in the following table and examples have been rounded for ease of analysis.  The table and examples below do not take into account any tax consequences from investing in the Notes.

Final Basket Level	Basket Return	Payment at Maturity	Total Return on Notes
125.00	25.00%	$1,235.25	23.525%
120.00	20.00%	$1,185.84	18.584%
115.00	15.00%	$1,136.43	13.643%
105.00	5.00%	$1,037.61	3.761%
101.19	1.19%	$999.96	-0.004%
100.25	0.25%	$990.67	-0.933%
100.00	0.00%	$988.20	-1.180%
95.00	-5.00%	$938.79	-6.121%
90.00	-10.00%	$889.38	-11.062%
85.00	-15.00%	$839.97	-16.003%
80.00	-20.00%	$790.56	-20.944%
70.00	-30.00%	$691.74	-30.826%
60.00	-40.00%	$592.92	-40.708%
50.00	-50.00%	$494.10	-50.590%
40.00	-60.00%	$395.28	-60.472%
30.00	-70.00%	$296.46	-70.354%
20.00	-80.00%	$197.64	-80.236%
10.00	-90.00%	$98.82	-90.118%
0.00	-100.00%	$0.00	-100.000%

Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity and total return in different hypothetical scenarios are calculated.

Example 1: The level of the Basket increases from the Initial Basket Level of 100.00 to a Final Basket Level of 105.00, resulting in a Basket Return of 5.00%.

The investor receives a payment at maturity of $1,037.61 per $1,000 principal amount Note, calculated as follows:

$1,000 × (1 + Basket Return) × 98.82%

$1,000 × (1 + 5.00%) × 98.82% = $1,037.61

The total return on the Notes is 3.761%.

Example 2: The level of the Basket decreases from the Initial Basket Level of 100.00 to a Final Basket Level of 60.00, resulting in a Basket Return of -40.00%.

The investor receives a payment at maturity of $592.92 per $1,000 principal amount Note, calculated as follows:

$1,000 × (1 + Basket Return) × 98.82%

$1,000 × (1 + -40.00%) × 98.82% = $592.92

The total return on the Notes is -40.708%.

Example 3: The level of the Basket remains unchanged from the Initial Basket Level of 100.00, resulting in a Basket Return of 0.00%.

The investor receives a payment at maturity of $988.20 per $1,000 principal amount Note, calculated as follows:

$1,000 × (1 + Basket Return) × 98.82%

$1,000 × (1 + 0.000%) × 98.82% = $988.20

The total return on the Notes is -1.180%.

Selected Purchase Considerations

•
Market Disruption Events and Adjustments — The Basket Components, the closing prices of the Basket Components, the Averaging Dates, the Maturity Date and the payment at maturity are subject to adjustment as described in the following sections of the prospectus supplement:

o
For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof.”  Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date; and

o
For a description of further adjustments that may affect the Basket Components and events that may result in the acceleration of the Maturity Date, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” and “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket.”

•
Tax Consequences — You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” in the accompanying prospectus supplement.  The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Notes.  The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

Based on current market conditions, in the opinion of our special tax counsel, the Notes should be treated for U.S. federal income tax purposes as prepaid forward contracts with respect to the Basket.  Assuming this treatment is respected, gain or loss on your Notes should be treated as long-term capital gain or loss if you hold your Notes for more than a year, whether or not you are an initial purchaser of Notes at the original issue price.  However, the Internal Revenue Service (the “IRS”) or a court may not respect this treatment, in which case the timing and character of any income or loss on the Notes could be materially and adversely affected.  In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect.  You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Notes, including possible alternative treatments and the issues presented by this notice.

We do not believe that payments on the Notes to non-U.S. holders are subject to the Section 871(m) withholding tax described under the heading “—Tax Treatment of Non-U.S. Holders” in the accompanying prospectus supplement.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Basket or the Basket Components.  These risks are explained in more detail in the “Risk Factors” sections of the prospectus supplement, including but not limited to the risk factors discussed under the following headings:

o	“Risk Factors—Risks Relating to All Securities”;

o	“Risk Factors—Additional Risks Relating to Notes Which Pay No Interest”;

o	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;

o
“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”; and

o	“Risk Factors—Additional Risks Relating to Securities Based on a Basket Comprised of More Than One Reference Asset.”

In addition to the risks discussed under the headings above, you should consider the following:

•
You May Lose Some or All of Your Principal — The Notes differ from ordinary debt securities in that the Issuer will not necessarily pay the full principal amount at maturity.  If the Final Basket Level does not increase from the Initial Basket Level by at least approximately 1.19%, the Notes will be exposed to the decline in the Basket, as reduced by the Adjustment Factor, and you will lose some or all of your investment at maturity.

•
The Adjustment Factor Will Diminish Any Increase in the Level of the Basket and Magnify Any Decline in the Level of the Basket — The Adjustment Factor will diminish any increase in the level of the Basket and magnify any decline in the level of the Basket.  For each 1% that the Final Basket Level is greater than the Initial Basket Level, the return on the Notes will increase by less than 1%.  In addition, for each 1% that the Final Basket Level is less than the Initial Basket Level, you will lose more than 1% of your principal amount, provided that the payment at maturity will not be less than zero.

•
Credit of Issuer — The Notes are senior unsecured debt obligations of the Issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party.  Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due.  In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

•	No Interest Payments — As a holder of the Notes, you will not receive interest payments.

•
Lack of Liquidity — The Notes will not be listed on any securities exchange.  Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Notes but are not required to do so, and may discontinue any such secondary market making at any time, without notice.  Barclays Capital Inc. may at any time hold unsold inventory, which may inhibit the development of a secondary market for the Notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily.  Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

•
Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Notes, including acting as Calculation Agent and hedging our obligations under the Notes.  In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes.

•
Suitability of the Notes for Investment — You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the Notes for investment.

•
The Payment at Maturity on Your Notes Is Not Based on the Level of the Basket at Any Time Other Than the Averaging Dates — The Final Basket Level and the Basket Return will be based solely on the arithmetic average of the Basket Closing Levels on the Averaging Dates relative to the Initial Basket Level. Therefore, if the level of the Basket drops precipitously on one or more of the Averaging Dates, the payment at maturity, if any, that you will receive for your Notes may be significantly less than it would otherwise have been had the payment at maturity been linked to the level of the Basket at a time prior to such drop or after the level of the Basket has recovered. Although the level of the Basket on the Maturity Date or at other times during the life of your Notes may be higher than the Basket Closing Level on the Averaging Dates, you will not benefit from the level of the Basket at any time other than on the Averaging Dates.

•
Owning the Notes Is Not the Same as Owning the Basket Components — The return on your Notes may not reflect the return you would realize if you actually owned the Basket Components.  For instance, as a holder of the Notes, you will not have voting rights, rights to receive cash dividends or other distribution or other rights that holders of the Basket Components would have.

•
Correlation (or Lack of Correlation) of Performances Among the Basket Components May Adversely Affect Your Return on the Notes, and Changes in the Value of One or More of the Basket Components May Offset Each Other — Value movements in the Basket Components may not correlate with each other.  At a time when the value of one Basket Component increases in value, the value of the other Basket Components may not increase as much, or may even decline in value.  Therefore, in calculating the Basket Components’ performance on the Averaging Dates, an increase in the value of one basket component may be moderated, or wholly offset, by lesser increases or declines in the value of other Basket Components.  In addition, however, high correlation of movements in the values of the Basket Components could adversely affect your return on the Notes during periods of negative performance of the Basket Components.

•
Antidilution Adjustments — For certain corporate events affecting a Basket Component, the Calculation Agent may make adjustments to the amounts payable on the Notes.  However, the Calculation Agent will not make such adjustments in response to all events that could affect the Basket Components.  If an event occurs that does not require the Calculation Agent to make such adjustments, the value of the Notes may be materially and adversely affected.  In addition, all determinations and calculations concerning any such adjustments will be made in the sole discretion of the Calculation Agent, which will be binding on you absent manifest error.  You should be aware that the Calculation Agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in this pricing supplement or the prospectus supplement as necessary to achieve an equitable result.

•
In Some Circumstances, the Payment You Receive on the Notes May Be Based on the Stock of Another Company and Not a Basket Component — Following certain corporate events relating to the issuer of a Basket Component where the issuer of such Basket Component is not the surviving entity, your return on the Notes paid by Barclays Bank PLC may be based on the shares of a successor to the issuer of such Basket Component or any cash or any other assets distributed to holders of such Basket Component in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see the sections “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” and “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket” of the prospectus supplement.

•
Risks Associated with Non-U.S. Companies — An investment linked to the value of securities issued by non-U.S. companies, such as the common shares of Lions Gate Entertainment Corp., which are issued by a company incorporated under the laws of Canada with its principal executive offices and primary operations located in Canada, involves risks associated with such countries of organization and operation. The prices of such company’s securities may be affected by political, economic, financial and social factors in such countries, including changes in such countries’ government, economic and fiscal policies, currency exchange laws or other laws or restrictions.

•
The Class C Capital Stock of Google Inc. Has a Limited Trading History — The Class C capital stock of Google Inc. commenced regular trading under the ticker “GOOG” on April 3, 2014 and therefore has limited historical performance.  Past performance should not be considered indicative of future performance.

•
Google Inc.’s Class C Capital Stock and Class A Common Stock Are Different — The Notes are linked in part to Google Inc.’s Class C capital stock, which trades under the ticker “GOOG.” The ticker “GOOG” was previously used for Google Inc.’s Class A common stock.  In January 2014, Google Inc.’s board of directors approved a distribution of Class C capital stock as a dividend to holders of Google’s Class A and Class B common stock.  The Class C capital stock began regular trading under the ticker “GOOG” and the Class A common stock began trading under its new ticker “GOOGL” on April 3, 2014.  Each share of Google Inc.’s Class B common stock carries 10 votes, each share of Google Inc.’s Class A common stock carries one vote, and each share of Google Inc.’s Class C capital stock does not carry any votes.  The Notes are based in part on the performance of Google Inc.’s Class C capital stock, but are not based on the performance of Google Inc.’s Class A common stock.  While Google Inc.’s Class C capital stock now trades under the ticker that used to represent its Class A common stock, there can be no assurance that the performance of its Class C capital stock will be similar to that of its Class A common stock.

•
Many Economic and Market Factors Will Impact the Value of the Notes — In addition to the value of the Basket Components on any day, the value of the Notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

o	the expected volatility of the Basket Components;

o	the time to maturity of the Notes;

o	the correlation (or lack of correlation) in price movements among the Basket Components;

o	the dividend rate on the Basket Components;

o	interest and yield rates in the market generally;

o	supply and demand for the Notes;

o	a variety of economic, financial, political, regulatory or judicial events; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•
The Estimated Value of Your Notes Might Be Lower if Such Estimated Value Were Based on the Levels at Which Our Debt Securities Trade in the Secondary Market — The estimated value of your Notes on the Pricing Date is based on a number of variables, including our internal funding rates.  Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market.  As a result of this difference, the estimated value referenced above may be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

•
The Estimated Value of Your Notes Is Lower Than the Initial Issue Price of Your Notes — The estimated value of your Notes on the Pricing Date is lower than the initial issue price of your Notes.  The difference between the initial issue price of your Notes and the estimated value of the Notes is a result of certain factors, such as any sales commissions paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Notes, the estimated cost that we may incur in hedging our obligations under the Notes, and estimated development and other costs that we may incur in connection with the Notes.

•
The Estimated Value of the Notes Is Based on Our Internal Pricing Models, Which May Prove to Be Inaccurate and May Be Different from the Pricing Models of Other Financial Institutions — The estimated value of your Notes on the Pricing Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize.  These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Notes may not be consistent with those of other financial institutions that may be purchasers or sellers of Notes in the secondary market.  As a result, the secondary market price of your Notes may be materially different from the estimated value of the Notes determined by reference to our internal pricing models.

•
The Estimated Value of Your Notes Is Not a Prediction of the Prices at Which You May Sell Your Notes in the Secondary Market, if Any, and Such Secondary Market Prices, if Any, Will Likely Be Lower Than the Initial Issue Price of Your Notes and May Be Lower Than the Estimated Value of Your Notes — The estimated value of the Notes will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Notes from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do).  The price at which you may be able to sell your Notes in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Notes.  Further, as secondary market prices of your Notes take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Notes such as fees, commissions, discounts, and the costs of hedging our obligations under the Notes, secondary market prices of your Notes will likely be lower than the initial issue price of your Notes.  As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Notes from you in secondary market transactions, if any, will likely be lower than the price you paid for your Notes, and any sale prior to the Maturity Date could result in a substantial loss to you.

•
The Temporary Price at Which We May Initially Buy the Notes in the Secondary Market and the Value We May Initially Use for Customer Account Statements, if We Provide Any Customer Account Statements at All, May Not Be Indicative of Future Prices of Your Notes — Assuming that all relevant factors remain constant after the Pricing Date, the price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market (if Barclays Capital Inc. makes a market in the Notes, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Notes on the Pricing Date, as well as the secondary market value of the Notes, for a temporary period after the initial Issue Date of the Notes.  The price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Notes.

•
We and Our Affiliates May Engage in Various Activities or Make Determinations That Could Materially Affect Your Notes in Various Ways and Create Conflicts of Interest — We and our affiliates establish the offering price of the Notes for initial sale to the public, and the offering price is not based upon any independent verification or valuation.  Additionally, the role played by Barclays Capital Inc., as a dealer in the Notes, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Notes. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Notes and such compensation or financial benefit may serve as an incentive to sell these Notes instead of other investments.  We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes.  Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the Notes.  Such market making, trading activities, other investment banking and financial services may negatively impact the value of the Notes.  Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Notes.  We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Notes into account in conducting these activities.

•
The U.S. Federal Income Tax Consequences of an Investment in the Notes Are Uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Notes, and we do not plan to request a ruling from the IRS.  Consequently, significant aspects of the tax treatment of the Notes are uncertain, and the IRS or a court might not agree with the treatment of the Notes as prepaid forward contracts.  If the IRS were successful in asserting an alternative treatment for the Notes, the tax consequences of the ownership and disposition of the Notes could be materially and adversely affected.  In addition, as described above under “Tax Consequences,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect.  You should review carefully the sections of the accompanying prospectus supplement entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Information about the Basket

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.”  Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are required to file financial and other information specified by the SEC periodically.  Such information can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov. Information filed with the SEC by each issuer of a Basket Component can be located by reference to its SEC file number provided below.  In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Basket Component Information as of August 1, 2014
Basket Component	Bloomberg Ticker Symbol	Weighting	Basket Component Closing Price
The Class A common stock of Twenty-First Century Fox, Inc.	FOXA<equity>	1/13	$31.94
The Class B common stock of Viacom Inc.	VIAB<equity>	1/13	$82.25
The Class A common stock of AMC Networks Inc.	AMCX<equity>	1/13	$59.22
The common shares of Lions Gate Entertainment Corp.	LGF<equity>	1/13	$30.70
The Class A common shares of Scripps Networks Interactive, Inc.	SNI<equity>	1/13	$82.99
The Class B common stock of CBS Corporation	CBS<equity>	1/13	$57.03
The Series A common stock of Discovery Communications, Inc.	DISCA<equity>	1/13	$83.33
The common stock of Time Warner Inc.	TWX<equity>	1/13	$83.80
The Class A common stock of DISH Network Corporation	DISH<equity>	1/13	$62.13
The Class C capital stock of Google Inc.	GOOG<equity>	1/13	$566.07
The common stock of Amazon.com, Inc.	AMZN<equity>	1/13	$307.06
The common stock of T-Mobile US, Inc.	TMUS<equity>	1/13	$33.42
The common stock of Verizon Communications Inc.	VZ<equity>	1/13	$49.83

The graph below sets forth the performance of the Basket from July 1, 2011 through August 1, 2014, based on the daily closing prices of the Basket Components, assuming the Basket Components are weighted as set forth above and that the Initial Basket Level was 100 on July 1, 2011. The Basket Closing Levels from July 1, 2011 through April 2, 2014 reflect the closing price of one share of the Class A common stock of Google and the Basket Closing Levels from April 3, 2014 through August 1, 2014 reflect the closing price of one share of the Class C capital stock of Google; however, the performance of the Basket and payment on your Notes will not be based on the performance of the Class A common stock of Google.  There can be no assurance that the performance of the Class C capital stock of Google will be similar to that of the Class A common stock of Google.  The Class A common stock of AMC Networks Inc. commenced trading on The NASDAQ Stock Market on July 1, 2011 and therefore the performance history for the Basket shown below is limited.

†The vertical dotted line in the graph indicates April 3, 2014, which was the first day of regular trading for the Class C capital stock of Google.  The performance shown to the left of the vertical dotted line reflects the performance of the Basket using in part the performance of the Class A common stock of Google.  The performance shown to the right of the vertical dotted line reflects the performance of the Basket using in part the performance of the Class C capital stock of Google.

We obtained the closing prices above and below from Bloomberg, without independent verification.  Historical performance of the Basket and the Basket Components should not be taken as an indication of future performance.  Future performance of the Basket and the Basket Components may differ significantly from historical performance, and no assurance can be given as to the level of the Basket during the term of the Notes, including on any of the Averaging Dates.  We cannot give you assurance that the performance of the Basket will result in the return of any of your initial investment.  The closing prices above and below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Included below are brief descriptions of the issuers of the Basket Components.  This information has been obtained from publicly available sources.  Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Twenty-First Century Fox, Inc.

According to publicly available information, Twenty-First Century Fox, Inc. (“Fox”) is a global media and entertainment company.

Information filed by Fox with the SEC can be located by reference to its SEC file number: 001-32352.  Fox’s Class A common stock is listed on The NASDAQ Stock Market under the ticker symbol “FOXA.”

Historical Information

The following table sets forth the quarterly high, low and period-end closing prices for the Class A common stock of Fox, based on its daily closing prices.  The graph below sets forth the performance of the Class A common stock of Fox from January 2, 2008 to August 1, 2014, based on the daily closing prices of the Class A common stock of Fox.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	17.75	15.78	16.56
4/1/2008	6/30/2008	17.33	13.28	13.28
7/1/2008	9/30/2008	13.10	10.39	10.59
10/1/2008	12/31/2008	10.53	4.83	8.03
1/1/2009	3/31/2009	8.70	4.41	5.85
4/1/2009	6/30/2009	9.37	6.15	8.04
7/1/2009	9/30/2009	10.87	7.20	10.56
10/1/2009	12/31/2009	12.34	9.95	12.09
1/1/2010	3/31/2010	12.85	10.96	12.72
4/1/2010	6/30/2010	14.34	10.56	10.56
7/1/2010	9/30/2010	12.67	10.44	11.53
10/1/2010	12/31/2010	13.20	11.45	12.86
1/1/2011	3/31/2011	15.64	12.48	15.52
4/1/2011	6/30/2011	16.19	14.17	15.63
7/1/2011	9/30/2011	16.01	12.03	13.67
10/1/2011	12/31/2011	15.78	13.25	15.75
1/1/2012	3/31/2012	17.88	16.09	17.40
4/1/2012	6/30/2012	19.70	16.38	19.68
7/1/2012	9/30/2012	22.09	19.04	21.64
10/1/2012	12/31/2012	22.52	20.42	22.52

1/1/2013	3/31/2013	27.10	23.07	26.94
4/1/2013	6/30/2013	29.56	26.79	28.77
7/1/2013	9/30/2013	33.51	29.21	33.51
10/1/2013	12/31/2013	35.18	32.20	35.17
1/1/2014	3/31/2014	35.63	30.73	31.97
4/1/2014	6/30/2014	36.21	31.65	35.15
7/1/2014	8/1/2014*	36.21	31.67	31.94

* Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through August 1, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Viacom Inc.

According to publicly available information, Viacom Inc. (“Viacom”) is a global entertainment content company that creates television programs, motion pictures, short-form video, applications, games, consumer products, social media and other entertainment content.

Information filed by Viacom with the SEC can be located by reference to its SEC file number: 001-32686.  Viacom’s Class B common stock is listed on The NASDAQ Stock Market under the ticker symbol “VIAB.”

Historical Information

The following table sets forth the quarterly high, low and period-end closing prices for the Class B common stock of Viacom, based on its daily closing prices.  The graph below sets forth the performance of the Class B common stock of Viacom from January 2, 2008 to August 1, 2014, based on the daily closing prices of the Class B common stock of Viacom.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	42.57	36.40	39.62
4/1/2008	6/30/2008	41.10	30.02	30.54
7/1/2008	9/30/2008	31.11	23.44	24.84
10/1/2008	12/31/2008	25.01	11.96	19.06

1/1/2009	3/31/2009	20.64	13.44	17.38
4/1/2009	6/30/2009	23.70	18.05	22.70
7/1/2009	9/30/2009	28.38	20.31	28.04
10/1/2009	12/31/2009	31.39	27.31	29.73
1/1/2010	3/31/2010	34.38	27.92	34.38
4/1/2010	6/30/2010	36.60	31.37	31.37
7/1/2010	9/30/2010	36.52	30.76	36.19
10/1/2010	12/31/2010	40.05	36.21	39.61
1/1/2011	3/31/2011	47.00	39.80	46.52
4/1/2011	6/30/2011	51.60	47.03	51.00
7/1/2011	9/30/2011	52.30	38.74	38.74
10/1/2011	12/31/2011	45.96	36.66	45.41
1/1/2012	3/31/2012	49.39	45.90	47.46
4/1/2012	6/30/2012	49.02	45.66	47.02
7/1/2012	9/30/2012	55.21	45.28	53.59
10/1/2012	12/31/2012	56.64	47.99	52.74
1/1/2013	3/31/2013	63.87	56.01	61.48
4/1/2013	6/30/2013	69.72	61.71	68.03
7/1/2013	9/30/2013	84.42	67.54	83.58
10/1/2013	12/31/2013	87.34	79.25	87.34
1/1/2014	3/31/2014	88.90	78.80	84.99
4/1/2014	6/30/2014	87.85	81.94	86.73
7/1/2014	8/1/2014*	88.36	82.25	82.25

* Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through August 1, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

AMC Networks Inc.

According to publicly available information, AMC Networks Inc. (“AMC”) owns and operates several cable television brands that deliver content to audiences and a platform to distributors and advertisers.

Information filed by AMC with the SEC can be located by reference to its SEC file number: 001-35106.  AMC’s Class A common stock is listed on The NASDAQ Stock Market under the ticker symbol “AMCX.”

Historical Information

The following table sets forth the quarterly high, low and period-end closing prices for the Class A common stock of AMC, based on its daily closing prices.  The graph below sets forth the performance of the Class A common stock of AMC from July 1, 2011 to August 1, 2014, based on the daily closing prices of the Class A common stock of AMC.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
7/1/2011*	9/30/2011	39.85	30.28	31.95
10/1/2011	12/31/2011	37.58	30.99	37.58
1/1/2012	3/31/2012	46.05	37.34	44.63
4/1/2012	6/30/2012	44.56	35.55	35.55
7/1/2012	9/30/2012	44.35	38.53	43.52
10/1/2012	12/31/2012	53.00	41.37	49.50
1/1/2013	3/31/2013	63.22	50.75	63.22
4/1/2013	6/30/2013	67.72	60.46	65.33
7/1/2013	9/30/2013	71.15	61.32	68.50
10/1/2013	12/31/2013	72.35	62.61	68.11
1/1/2014	3/31/2014	77.40	61.40	73.08
4/1/2014	6/30/2014	76.18	58.00	61.49
7/1/2014	8/1/2014**	65.39	59.22	59.22

* The Class A common stock of AMC commenced trading on The NASDAQ Stock Market on July 1, 2011 and therefore has limited historical performance.

** Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through August 1, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Lions Gate Entertainment Corp.

According to publicly available information, Lions Gate Entertainment Corp. (“Lions Gate”), a Canadian company, is a global entertainment company with a presence in motion picture production and distribution, television programming and syndication, home entertainment, family entertainment, digital distribution, new channel platforms and international distribution and sales.

Information filed by Lions Gate with the SEC can be located by reference to its SEC file number 001-14880.  Lions Gate’s common shares are listed on the New York Stock Exchange under the ticker symbol “LGF.”

Historical Information

The following table sets forth the quarterly high, low and period-end closing prices for the common shares of Lions Gate, based on its daily closing prices.  The graph below sets forth the performance of the common shares of Lions Gate from January 2, 2008 to August 1, 2014, based on the daily closing prices of the common shares of Lions Gate.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	9.85	8.64	9.75
4/1/2008	6/30/2008	10.68	9.67	10.36
7/1/2008	9/30/2008	10.52	8.82	9.10
10/1/2008	12/31/2008	9.14	5.27	5.50
1/1/2009	3/31/2009	5.91	3.90	5.05
4/1/2009	6/30/2009	6.26	4.55	5.60
7/1/2009	9/30/2009	6.66	5.40	6.16
10/1/2009	12/31/2009	6.07	4.89	5.81
1/1/2010	3/31/2010	6.30	4.85	6.24
4/1/2010	6/30/2010	7.27	6.14	6.98
7/1/2010	9/30/2010	7.38	6.03	7.35
10/1/2010	12/31/2010	7.65	6.47	6.51
1/1/2011	3/31/2011	6.79	5.76	6.25
4/1/2011	6/30/2011	6.72	5.81	6.62
7/1/2011	9/30/2011	7.55	6.36	6.90

10/1/2011	12/31/2011	8.85	6.84	8.32
1/1/2012	3/31/2012	15.68	8.23	13.92
4/1/2012	6/30/2012	14.90	11.47	14.74
7/1/2012	9/30/2012	15.81	12.82	15.27
10/1/2012	12/31/2012	16.86	14.60	16.40
1/1/2013	3/31/2013	23.92	16.85	23.77
4/1/2013	6/30/2013	29.49	22.28	27.47
7/1/2013	9/30/2013	37.46	29.19	35.05
10/1/2013	12/31/2013	37.46	28.26	31.66
1/1/2014	3/31/2014	33.26	25.20	26.73
4/1/2014	6/30/2014	29.53	25.44	28.58
7/1/2014	8/1/2014*	32.10	28.17	30.70

* Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through August 1, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Scripps Networks Interactive, Inc.

According to publicly available information, Scripps Networks Interactive, Inc. (“Scripps”) is a developer of lifestyle-oriented content for television and internet.

Information filed by Scripps with the SEC can be located by reference to its SEC file number: 1-34004.  Scripps’ Class A common shares are listed on the New York Stock Exchange under the ticker symbol “SNI.”

Historical Information

The following table sets forth the quarterly high, low and period-end closing prices for the common shares of Scripps, based on its daily closing prices.  The graph below sets forth the performance of the common shares of Scripps from June 12, 2008 to August 1, 2014, based on the daily closing prices of the common shares of Scripps.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
6/12/2008*	6/30/2008	43.00	38.35	38.35
7/1/2008	9/30/2008	42.90	36.27	36.31
10/1/2008	12/31/2008	36.77	20.55	22.00
1/1/2009	3/31/2009	24.37	18.51	22.51
4/1/2009	6/30/2009	30.43	23.60	27.83
7/1/2009	9/30/2009	37.41	26.58	36.95
10/1/2009	12/31/2009	42.21	36.36	41.50
1/1/2010	3/31/2010	46.21	38.62	44.35
4/1/2010	6/30/2010	47.97	40.34	40.34
7/1/2010	9/30/2010	47.60	40.05	47.58
10/1/2010	12/31/2010	53.33	46.57	51.75
1/1/2011	3/31/2011	53.36	45.99	50.09
4/1/2011	6/30/2011	51.99	44.52	48.88
7/1/2011	9/30/2011	49.64	37.17	37.17
10/1/2011	12/31/2011	44.13	36.15	42.42
1/1/2012	3/31/2012	49.23	42.53	48.69
4/1/2012	6/30/2012	57.04	46.08	56.86
7/1/2012	9/30/2012	62.33	52.88	61.23
10/1/2012	12/31/2012	63.72	56.50	57.92
1/1/2013	3/31/2013	65.38	57.78	64.34
4/1/2013	6/30/2013	70.01	63.80	66.76
7/1/2013	9/30/2013	78.56	67.61	78.11
10/1/2013	12/31/2013	86.41	72.66	86.41
1/1/2014	3/31/2014	85.48	71.89	75.91
4/1/2014	6/30/2014	82.06	73.10	81.14
7/1/2014	8/1/2014**	85.55	80.27	82.99

* The Class A common stock of Scripps commenced trading on the New York Stock Exchange on June 12, 2008 and therefore has limited historical performance. For this reason, available information for the second calendar quarter of 2008 includes data for the period from June 12, 2008 through June 30, 2008.  Accordingly, the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2008.

** Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through August 1, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

CBS Corporation

According to publicly available information, CBS Corporation (“CBS”) is a mass media company.

Information filed by CBS with the SEC can be located by reference to its SEC file number: 001-09553.  CBS’ Class B common stock is listed on the New York Stock Exchange under the ticker symbol “CBS.”

Historical Information

The following table sets forth the quarterly high, low and period-end closing prices for the Class B common stock of CBS, based on its daily closing prices.  The graph below sets forth the performance of the Class B common stock of CBS from January 2, 2008 to August 1, 2014, based on the daily closing prices of the Class B common stock of CBS.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	26.42	21.57	22.08
4/1/2008	6/30/2008	24.82	19.49	19.49
7/1/2008	9/30/2008	19.17	14.30	14.58
10/1/2008	12/31/2008	14.43	4.51	8.19
1/1/2009	3/31/2009	8.92	3.09	3.84
4/1/2009	6/30/2009	8.92	3.88	6.92
7/1/2009	9/30/2009	12.74	5.78	12.05
10/1/2009	12/31/2009	14.35	11.49	14.05
1/1/2010	3/31/2010	14.80	12.67	13.94
4/1/2010	6/30/2010	16.71	12.93	12.93
7/1/2010	9/30/2010	16.17	12.82	15.86
10/1/2010	12/31/2010	19.59	16.20	19.05
1/1/2011	3/31/2011	26.12	19.20	25.04
4/1/2011	6/30/2011	28.49	24.02	28.49
7/1/2011	9/30/2011	29.54	20.38	20.38
10/1/2011	12/31/2011	27.24	18.95	27.14

1/1/2012	3/31/2012	33.91	27.27	33.91
4/1/2012	6/30/2012	34.33	30.02	32.78
7/1/2012	9/30/2012	37.90	30.61	36.33
10/1/2012	12/31/2012	38.05	32.40	38.05
1/1/2013	3/31/2013	46.95	37.52	46.69
4/1/2013	6/30/2013	51.53	44.71	48.87
7/1/2013	9/30/2013	56.81	48.73	55.16
10/1/2013	12/31/2013	63.74	53.62	63.74
1/1/2014	3/31/2014	67.55	56.31	61.80
4/1/2014	6/30/2014	63.35	55.94	62.14
7/1/2014	8/1/2014*	64.30	56.83	57.03

* Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through August 1, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Discovery Communications, Inc.

According to publicly available information, Discovery Communications, Inc. (“Discovery”) is a media company that provides content across multiple distribution platforms throughout the world.

Information filed by Discovery with the SEC can be located by reference to its SEC file number: 001-34177.  Discovery’s Series A common stock is listed on The NASDAQ Stock Market under the ticker symbol “DISCA.”

Historical Information

The following table sets forth the quarterly high, low and period-end closing prices for the Series A common stock of Discovery, based on its daily closing prices.  The graph below sets forth the performance of the Series A common stock of Discovery from January 2, 2008 to August 1, 2014, based on the daily closing prices of the Series A common stock of Discovery.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	22.85	18.14	19.25
4/1/2008	6/30/2008	24.07	19.42	19.92
7/1/2008	9/30/2008	19.70	13.81	14.25
10/1/2008	12/31/2008	15.00	10.27	14.16
1/1/2009	3/31/2009	17.16	12.68	16.02
4/1/2009	6/30/2009	23.55	16.76	22.51
7/1/2009	9/30/2009	29.60	21.82	28.89
10/1/2009	12/31/2009	32.39	27.28	30.67
1/1/2010	3/31/2010	34.24	27.88	33.79
4/1/2010	6/30/2010	39.53	33.81	35.71
7/1/2010	9/30/2010	43.74	34.98	43.55
10/1/2010	12/31/2010	44.97	40.23	41.70
1/1/2011	3/31/2011	44.17	38.56	39.90
4/1/2011	6/30/2011	45.35	39.78	40.96
7/1/2011	9/30/2011	42.50	34.75	37.62
10/1/2011	12/31/2011	45.06	36.73	40.97
1/1/2012	3/31/2012	50.60	40.87	50.60
4/1/2012	6/30/2012	55.13	48.37	54.00
7/1/2012	9/30/2012	59.90	49.10	59.60
10/1/2012	12/31/2012	63.61	55.18	63.48
1/1/2013	3/31/2013	79.53	65.48	78.74
4/1/2013	6/30/2013	81.03	73.57	77.24
7/1/2013	9/30/2013	85.49	76.92	84.42
10/1/2013	12/31/2013	90.46	77.93	90.42
1/1/2014	3/31/2014	89.10	77.30	82.70
4/1/2014	6/30/2014	84.20	72.34	74.28
7/1/2014	8/1/2014*	85.21	75.19	83.33

* Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through August 1, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Time Warner Inc.

According to publicly available information, Time Warner Inc. (“Time Warner”) is a media and entertainment company.

Information filed by Time Warner with the SEC can be located by reference to its SEC file number: 001-15062.  Time Warner’s common stock is listed on the New York Stock Exchange under the ticker symbol “TWX.”

Historical Information

The following table sets forth the quarterly high, low and period-end closing prices for the common stock of Time Warner, based on its daily closing prices.  The graph below sets forth the performance of the common stock of Time Warner from January 2, 2008 to August 1, 2014, based on the daily closing prices of the common stock of Time Warner.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	33.05	27.45	27.75
4/1/2008	6/30/2008	32.69	28.04	29.29
7/1/2008	9/30/2008	33.05	25.53	25.95
10/1/2008	12/31/2008	25.85	13.99	19.91
1/1/2009	3/31/2009	21.73	13.97	17.23
4/1/2009	6/30/2009	23.65	18.48	22.49
7/1/2009	9/30/2009	26.91	20.91	25.70
10/1/2009	12/31/2009	29.32	26.41	27.94
1/1/2010	3/31/2010	30.26	25.70	29.98
4/1/2010	6/30/2010	32.48	27.72	27.72
7/1/2010	9/30/2010	31.53	27.04	29.38
10/1/2010	12/31/2010	31.17	28.27	30.84
1/1/2011	3/31/2011	36.62	30.15	34.23
4/1/2011	6/30/2011	36.30	33.04	34.87
7/1/2011	9/30/2011	35.53	26.59	28.73
10/1/2011	12/31/2011	34.88	27.76	34.65

1/1/2012	3/31/2012	36.63	34.21	36.19
4/1/2012	6/30/2012	36.91	32.37	36.91
7/1/2012	9/30/2012	44.00	35.94	43.46
10/1/2012	12/31/2012	46.27	41.26	45.86
1/1/2013	3/31/2013	55.24	47.09	55.24
4/1/2013	6/30/2013	58.98	53.84	55.43
7/1/2013	9/30/2013	63.47	55.89	63.09
10/1/2013	12/31/2013	67.41	61.94	66.84
1/1/2014	3/31/2014	66.08	58.98	62.63
4/1/2014	6/30/2014	70.25	60.17	70.25
7/1/2014	8/1/2014*	87.36	70.57	83.80

* Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through August 1, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

DISH Network Corporation

According to publicly available information, DISH Network Corporation (“DISH”) is a media company that provides direct broadcast satellite pay TV-service.

Information filed by DISH with the SEC can be located by reference to its SEC file number: 000-26176.  DISH’s Class A common stock is listed on The NASDAQ Stock Market under the ticker symbol “DISH.”

Historical Information

The following table sets forth the quarterly high, low and period-end closing prices for the Class A common stock of DISH, based on its daily closing prices.  The graph below sets forth the performance of the Class A common stock of DISH from January 2, 2008 to August 1, 2014, based on the daily closing prices of the Class A common stock of DISH.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	33.48	26.64	28.73
4/1/2008	6/30/2008	35.66	29.09	29.28
7/1/2008	9/30/2008	31.57	19.97	21.00
10/1/2008	12/31/2008	20.69	8.37	11.09
1/1/2009	3/31/2009	13.91	9.07	11.11
4/1/2009	6/30/2009	17.92	11.54	16.21
7/1/2009	9/30/2009	19.30	14.50	19.26
10/1/2009	12/31/2009	22.15	17.28	20.77
1/1/2010	3/31/2010	21.80	17.75	20.82
4/1/2010	6/30/2010	23.15	18.15	18.15
7/1/2010	9/30/2010	20.86	17.44	19.16
10/1/2010	12/31/2010	20.81	17.97	19.66
1/1/2011	3/31/2011	24.40	19.56	24.36
4/1/2011	6/30/2011	30.67	23.10	30.67
7/1/2011	9/30/2011	32.01	21.37	25.06
10/1/2011	12/31/2011	29.00	23.27	28.48
1/1/2012	3/31/2012	33.03	27.64	32.93
4/1/2012	6/30/2012	33.58	26.85	28.55
7/1/2012	9/30/2012	33.15	26.31	30.61
10/1/2012	12/31/2012	37.65	30.29	36.40
1/1/2013	3/31/2013	38.02	34.19	37.90
4/1/2013	6/30/2013	42.52	36.24	42.52
7/1/2013	9/30/2013	48.10	41.66	45.01
10/1/2013	12/31/2013	57.92	45.68	57.92
1/1/2014	3/31/2014	62.42	54.10	62.21
4/1/2014	6/30/2014	65.64	56.23	65.08
7/1/2014	8/1/2014*	66.37	61.86	62.13

* Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through August 1, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Google Inc.

According to publicly available information, Google Inc. (“Google”) is a global technology company that provides products and services in the areas of search and display advertising, the Android operating system platform, consumer content, enterprise, commerce and hardware products.

The Notes are linked in part to Google’s Class C capital stock, which trades under the ticker “GOOG.” The ticker “GOOG” was previously used for Google’s Class A common stock.  In January 2014, Google’s board of directors approved a distribution of Class C capital stock as a dividend to holders of Google’s Class A and Class B common stock. The stock split had a record date of March 27, 2014 and a payment date of April 2, 2014. The Class C capital stock began regular trading under the ticker “GOOG” on April 3, 2014. The Class A common stock now trades under the ticker “GOOGL.”  Each share of Google’s Class B common stock carries 10 votes, each share of Google’s Class A common stock carries one vote, and each share of Google’s Class C capital stock does not carry any votes.

Information filed by Google with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-50726. Google’s Class C capital stock is listed on The NASDAQ Stock Market under the ticker symbol “GOOG.”

Historical Information

The following table sets forth the published high, low and period-end closing prices of the Class C capital stock of Google for each quarter for the period of April 3, 2014 through August 1, 2014. The first graph below shows the closing prices of the Class A common stock of Google from January 2, 2008 through April 2, 2014 and the closing prices of the Class C capital stock of Google from April 3, 2014 through August 1, 2014.  The second graph shows the closing prices of the Class A common stock of Google from January 2, 2014 through August 1, 2014 and the closing prices of both the Class A common stock of Google and  the Class C capital stock of Google from April 3, 2014 through August 1, 2014.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
4/3/2014*	6/30/2014	578.65	509.96	575.28
7/1/2014	8/1/2014**	595.98	566.07	566.07

* The Class C capital stock of Google commenced trading on The NASDAQ Stock Market on April 3, 2014 and therefore has limited historical performance.  For this reason, available information for the second calendar quarter of 2014 includes data for the period from April 3, 2014 through June 30, 2014.  Accordingly, the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2014.

** Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through August 1, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

The vertical lines in the graphs above indicate April 3, 2014, which was the first day of regular trading for the Class C capital stock of Google.  In each graph, the performance shown to the left of the vertical line reflects the performance of the Class A common stock of Google only.  In the first graph, the performance shown to the right of the vertical line reflects only the performance of the Class C capital stock of Google.   In the second graph, the performance shown to the right of the vertical line reflects the performance of both the Class A common stock of Google and the Class C capital stock of Google.  While Google’s Class C capital stock now trades under the ticker that used to represent its Class A common stock, there can be no assurance that the performance of its Class C capital stock will be similar to that of its Class A common stock.

Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc. (“Amazon”) operates retail websites, manufactures and sells electronic devices, offers programs that enable selling products on its websites and on branded websites fulfilled through Amazon, provides technology infrastructure services to developers and enterprises and provides an online publishing platform.

Information filed by Amazon with the SEC can be located by reference to its SEC file number: 000-22513.  Amazon’s common stock is listed on The NASDAQ Stock Market under the ticker symbol “AMZN.”

Historical Information

The following table sets forth the quarterly high, low and period-end closing prices for the common stock of Amazon, based on its daily closing prices.  The graph below sets forth the performance of the common stock of Amazon from January 2, 2008 to August 1, 2014, based on the daily closing prices of the common stock of Amazon.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	96.25	62.43	71.30
4/1/2008	6/30/2008	84.51	71.99	73.33
7/1/2008	9/30/2008	88.09	63.35	72.76
10/1/2008	12/31/2008	69.58	35.03	51.28
1/1/2009	3/31/2009	75.58	48.44	73.44
4/1/2009	6/30/2009	87.56	73.50	83.66
7/1/2009	9/30/2009	93.87	75.63	93.36
10/1/2009	12/31/2009	142.25	88.67	134.52
1/1/2010	3/31/2010	136.58	115.94	135.77
4/1/2010	6/30/2010	150.09	108.61	109.26
7/1/2010	9/30/2010	160.73	109.14	157.06
10/1/2010	12/31/2010	184.76	153.03	180.00
1/1/2011	3/31/2011	191.25	160.97	180.13
4/1/2011	6/30/2011	206.07	178.34	204.49
7/1/2011	9/30/2011	241.69	177.54	216.23
10/1/2011	12/31/2011	246.71	173.10	173.10
1/1/2012	3/31/2012	205.44	175.93	202.51
4/1/2012	6/30/2012	231.90	185.50	228.35
7/1/2012	9/30/2012	261.68	215.36	254.32
10/1/2012	12/31/2012	261.50	220.60	250.87
1/1/2013	3/31/2013	283.99	253.39	266.49
4/1/2013	6/30/2013	281.76	248.23	277.69
7/1/2013	9/30/2013	318.12	280.93	312.64
10/1/2013	12/31/2013	404.39	298.23	398.79
1/1/2014	3/31/2014	407.05	336.37	336.37
4/1/2014	6/30/2014	342.99	288.32	324.78
7/1/2014	8/1/2014*	360.84	307.06	307.06

* Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through August 1, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

T-Mobile US, Inc.

According to publicly available information, T-Mobile US, Inc. (“T-Mobile”) is a facilities-based wireless broadband mobile communications provider that offers wireless broadband mobile services in selected major metropolitan areas in the United States.

Information filed by T-Mobile with the SEC can be located by reference to its SEC file number: 001-33409.  T-Mobile’s common stock is listed on the New York Stock Exchange under the ticker symbol “TMUS.”

Historical Information

The following table sets forth the quarterly high, low and period-end closing prices for the common stock of T-Mobile, based on its daily closing prices.  The graph below sets forth the performance of the common stock of T-Mobile from January 2, 2008 to August 1, 2014, based on the daily closing prices of the common stock of T-Mobile.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	37.44	29.00	34.00
4/1/2008	6/30/2008	43.66	34.16	35.42
7/1/2008	9/30/2008	35.84	25.96	27.98
10/1/2008	12/31/2008	31.96	21.42	29.70
1/1/2009	3/31/2009	35.98	24.14	34.16
4/1/2009	6/30/2009	37.50	26.62	26.62
7/1/2009	9/30/2009	26.54	15.44	18.72
10/1/2009	12/31/2009	17.02	11.70	15.26
1/1/2010	3/31/2010	15.98	11.06	14.16
4/1/2010	6/30/2010	18.30	14.30	16.38
7/1/2010	9/30/2010	20.98	16.60	20.92
10/1/2010	12/31/2010	25.48	20.58	25.26
1/1/2011	3/31/2011	32.64	25.06	32.48
4/1/2011	6/30/2011	37.38	31.88	34.42
7/1/2011	9/30/2011	35.54	17.41	17.41

10/1/2011	12/31/2011	19.46	15.02	17.36
1/1/2012	3/31/2012	24.02	16.02	18.04
4/1/2012	6/30/2012	18.42	11.18	12.10
7/1/2012	9/30/2012	23.90	12.46	23.42
10/1/2012	12/31/2012	27.14	19.58	19.88
1/1/2013	3/31/2013	21.80	18.66	21.80
4/1/2013	6/30/2013	24.81	16.52	24.81
7/1/2013	9/30/2013	26.12	23.05	25.97
10/1/2013	12/31/2013	33.64	25.36	33.64
1/1/2014	3/31/2014	33.48	29.53	33.03
4/1/2014	6/30/2014	34.86	28.10	33.62
7/1/2014	8/1/2014*	33.50	30.94	33.42

* Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through August 1, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

 Verizon Communications Inc.

According to publicly available information, Verizon Communications Inc. (“Verizon”) is a provider of communications, information and entertainment products and services.

Information filed by Verizon with the SEC can be located by reference to its SEC file number: 001-08606.  Verizon’s common stock is listed on the New York Stock Exchange under the ticker symbol “VZ.”

Historical Information

The following table sets forth the quarterly high, low and period-end closing prices for the common stock of Verizon, based on its daily closing prices.  The graph below sets forth the performance of the common stock of Verizon from January 2, 2008 to August 1, 2014, based on the daily closing prices of the common stock of Verizon.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)

1/1/2008	3/31/2008	40.42	31.46	33.91
4/1/2008	6/30/2008	36.99	32.03	33.08
7/1/2008	9/30/2008	33.49	28.61	29.98
10/1/2008	12/31/2008	31.98	23.43	31.68
1/1/2009	3/31/2009	32.37	24.46	28.22
4/1/2009	6/30/2009	30.86	26.92	28.71
7/1/2009	9/30/2009	30.19	26.74	28.28
10/1/2009	12/31/2009	31.52	26.76	30.96
1/1/2010	3/31/2010	31.15	26.51	28.98
4/1/2010	6/30/2010	29.40	25.16	26.18
7/1/2010	9/30/2010	32.86	26.28	32.59
10/1/2010	12/31/2010	35.78	31.90	35.78
1/1/2011	3/31/2011	38.54	34.30	38.54
4/1/2011	6/30/2011	38.61	35.12	37.23
7/1/2011	9/30/2011	37.82	33.12	36.80
10/1/2011	12/31/2011	40.12	35.35	40.12
1/1/2012	3/31/2012	39.78	37.21	38.23
4/1/2012	6/30/2012	44.44	36.80	44.44
7/1/2012	9/30/2012	45.89	42.25	45.57
10/1/2012	12/31/2012	47.26	41.40	43.27
1/1/2013	3/31/2013	49.48	41.51	49.15
4/1/2013	6/30/2013	53.91	48.30	50.34
7/1/2013	9/30/2013	51.49	45.91	46.68
10/1/2013	12/31/2013	51.14	46.05	49.14
1/1/2014	3/31/2014	49.30	45.98	47.57
4/1/2014	6/30/2014	50.05	45.94	48.93
7/1/2014	8/1/2014*	51.97	48.76	49.83

* Information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through August 1, 2014.  Accordingly the “Quarterly High (USD),” “Quarterly Low (USD),” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Certain Employee Retirement Income Security Act Considerations

Your purchase of a Note in an Individual Retirement Account (an “IRA”), will be deemed to be a representation and warranty by you, as a fiduciary of the IRA and also on behalf of the IRA, that (i) neither the Issuer, the placement agent nor any of their respective affiliates has or exercises any discretionary authority or control or acts in a fiduciary capacity with respect to the IRA assets used to purchase the Note or renders investment advice (within the meaning of Section 3(21)(A)(ii) of the Employee Retirement Income Security Act (“ERISA”)) with respect to any such IRA assets and (ii) in connection with the purchase of the Note, the IRA will pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA) and in connection with any redemption of the Note pursuant to its terms will receive at least adequate consideration, and, in making the foregoing representations and warranties, you have (x) applied sound business principles in determining whether fair market value will be paid, and (y) made such determination acting in good faith.

Additional Information Regarding Our Estimated Value of the Notes

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates, and our internal funding rates.  Our internal funding rates (which are our internally published borrowing rates based on variables such as market benchmarks, our appetite for borrowing, and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market.  Our estimated value on the Pricing Date is based on our internal funding rates.  Our estimated value of the Notes may be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Notes on the Pricing Date is less than the initial issue price of the Notes.  The difference between the initial issue price of the Notes and our estimated value of the Notes results from several factors, including any sales commissions paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Notes, the estimated cost that we may incur in hedging our obligations under the Notes, and estimated development and other costs that we may incur in connection with the Notes.

Our estimated value on the Pricing Date is not a prediction of the price at which the Notes may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Notes in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Notes in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the Pricing Date, the price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the Pricing Date for a temporary period expected to be approximately three months after the initial Issue Date of the Notes because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Notes and other costs in connection with the Notes that we will no longer expect to incur over the term of the Notes.  We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Notes and any agreement we may have with the distributors of the Notes.  The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial Issue Date of the Notes based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PS-6 of this pricing supplement.

Supplemental Plan of Distribution

JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC will act as placement agents for the Notes pursuant to separate placement agency agreements with the Issuer and will receive a fee pursuant to its agreement that will not exceed $7.50 per $1,000 principal amount Note.  J.P. Morgan Securities LLC may act on behalf of an affiliate and may reallow all or a portion of fees received in connection with the distribution of the Notes to such affiliate.

Validity of the Notes

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the Notes offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such Notes will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.  This opinion is given as of the date hereof and is limited to the laws of the State of New York.  Insofar as this opinion involves matters governed by

English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of June 20, 2014, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on June 20, 2014, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the Notes and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of Davis Polk & Wardwell LLP, dated June 20, 2014, which has been filed as an exhibit to the report on Form 6-K referred to above.